UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

Ovintiv Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39191 (Commission File Number)	84-4427672 (I.R.S. Employer Identification No.)

Suite 1700, 370 - 17th Street Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)

(303) 623-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2020, Ovintiv Inc. (the “Corporation”) issued a news release announcing the appointment of Brendan M. McCracken as President of the Corporation, effective December 1, 2020. Mr. McCracken joined one of the Corporation’s predecessor companies in 1997 and has served in a variety of engineering, commercial and leadership roles, including Executive Vice-President, Corporate Development and External Relations since September 10, 2019. Mr. McCracken will maintain his current responsibilities of investor relations, external affairs and strategy and reporting to him will be the Chief Operating Officer, the Executive Vice-President, Midstream, Marketing & Fundamentals and the Executive Vice-President, Corporate Services of the Corporation.

Mr. McCracken, age 45, has more than two decades of experience in a variety of operational and commercial roles in the oil and natural gas sector. He is an active member of the American Petroleum Institute, the Canadian Association of Petroleum Producers, the Association of Professional Engineers & Geoscientists of Alberta and the Dean’s Advisory Council to the Mount Royal University Faculty of Business and Communications. Mr. McCracken graduated from Queen’s University with a bachelor of science degree in mechanical engineering and holds an MBA from the University of Oxford.

In connection with his appointment as President, the Board of Directors of the Corporation has approved certain compensation arrangements for Mr. McCracken, including: (i) base salary at an annualized rate of C$600,000; (ii) target percentage for annual performance cash bonus at 100 percent of base salary; and (iii) an award of restricted share units and performance share units under the Corporation’s Omnibus Incentive Plan, with a total grant date fair value of approximately C$292,000, to be granted on December 1, 2020. Mr. McCracken has previously entered into a Director and Officer Indemnification Agreement, the form of which is filed as Exhibit 10.55 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 21, 2020. Mr. McCracken has also previously entered  into a Change in Control Agreement, effective January 24, 2020, which is filed as Exhibit 10.52 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 21, 2020.

Mr. McCracken will hold the position of President of the Corporation for a term ending co-terminus with the term of corporate officers appointed by the Board, or until his resignation, death, removal from office or the appointment of his successor. There are no arrangements or understandings between Mr. McCracken and any other person pursuant to which he was appointed to his position with the Corporation. There are no family relationships among any of the Corporation’s directors and executive officers. There are no transactions involving Mr. McCracken that require disclosure under Item 404(a) of Regulation S-K.

A copy of the news release issued by the Corporation on November 12, 2020 is furnished as part of this report and is attached as Exhibit 99.1.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 99.1	News Release dated November 12, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 99.1	News Release dated November 12, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 16, 2020

OVINTIV INC.
(Registrant)

By:	/s/ Dawna I. Gibb
Name: Dawna I. Gibb
Title: Assistant Corporate Secretary